Exhibit 3.2

BANKFINANCIAL CORPORATION

SECOND AMENDED AND RESTATED BYLAWS

Article 1. Stockholders

Section 1.01. Annual Meeting. An annual meeting of the stockholders for the election of Directors and the transaction of any other business within the powers of the Corporation shall be held on the date and at the time and place set by the Board of Directors.

Section 1.02. Special Meetings.

(a) Calling of Special Meetings. Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of stockholders of the Corporation may be called by the Chief Executive Officer, the President, or the Board of Directors pursuant to a resolution approved by majority of the Whole Board. For the purposes of these Bylaws, the term “Whole Board” shall mean the total number of Directors that the Corporation would have if there were no vacancies on the Board of Directors at the time any such resolution is presented to the Board of Directors for adoption. Except as provided in Section 1.02(b)(4), a special meeting of stockholders shall be held at such place, date and time as may be designated in a resolution approved by a majority of the Whole Board. Subject to the requirements of this Section 1.02, special meetings of the stockholders shall be called by the Secretary to act on any matter that may properly be considered at a meeting of stockholders only upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at the meeting.

(b) Notice and Procedural Requirements for Special Meetings.

(1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary at the principal executive office of the Corporation (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of Directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the Board of Directors adopts a resolution fixing the Request Record Date. If the Board of Directors, within 10 days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the 10th day after the first date on which the Record Date Request Notice is received by the Secretary.

(2) In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority (the “Special Meeting Percentage”) of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Request”) shall be delivered to the Secretary. In addition, the Special Meeting Request: (i) shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary); (ii) shall bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request; (iii) shall set forth (I) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (II) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder and (III) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder; (iv) shall be sent to the Secretary at the Corporation’s principal executive office by registered mail, return receipt requested; and (v) shall be received by the Secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

(3) The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Corporation’s proxy materials). The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 1.02(b), the Secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of any notice of the meeting.

(4) In the case of any special meeting called by the Secretary upon the request of stockholders (a “Stockholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting, and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of Section 1.02(b)(3).

(5) If written revocations of requests for a special meeting have been delivered to the Secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and have not been revoked, requests for a special meeting to the Secretary: (i) if the notice of meeting has not already been delivered, the Secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the Secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the Secretary may revoke the notice of the meeting at any time before 10 days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6) The Chief Executive Officer, President or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) five Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this Section 1.02(b)(6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Illinois are authorized or obligated by law or executive order to close.

Section 1.03. Notice of Meetings. Not less than 10 nor more than 90 days before each stockholders’ meeting, the Secretary shall give notice of the meeting in writing or by electronic transmission to each stockholder entitled to vote at the meeting and to each other stockholder entitled to notice of the meeting. The notice shall state: (a) the time and place of the meeting; (b) the purpose of the meeting, but only if the meeting is a special meeting or notice of the purpose of the meeting is otherwise required by the General Corporation Law of the State of Maryland, as now or hereafter in force (referred to herein as the “MGCL”) or other applicable law; and (c) the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at the meeting. Notice is given to a stockholder when it is personally delivered to the stockholder, left at the stockholder’s usual place of business, mailed to the stockholder at his or her address as it appears on the records of the Corporation, or, subject to the requirements of the MGCL, transmitted to the stockholder by electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. If two or more stockholders share an address, notice to such stockholders may be given by a single notice to the fullest extent permitted by the MGCL. Each person who is entitled to notice waives notice if such person, before or after the meeting, delivers a written waiver or a waiver by electronic transmission that is filed with the records of the stockholders’ meeting, or is present at the meeting in person or by proxy. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article 1 or the validity of any proceedings at any such meeting.

Subject to Section 1.09(a) of this Article 1, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 1.09(c)(3) of this Article 1) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than 10 days prior to such date and otherwise in the manner set forth in this Section 1.03.

Section 1.04. Adjournment. A meeting of stockholders convened on the date for which it was called may be adjourned from time to time by the chairman of the meeting, whether or not a quorum is present, to a time and date not more than 120 days after the original record date without notice other than announcement at the meeting. At an adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 1.05. Quorum. At any meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on any matter (after giving due effect to the provisions of Article 6, Section F of the Charter of the Corporation) constitutes a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by the Charter of the Corporation. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. The stockholders present either in person or by proxy at a meeting that has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave fewer than would be required to establish a quorum.

Section 1.06. Voting; Proxies.

(a) Voting. Subject to the limitations set forth in Article 6, Section F of the Charter of the Corporation, and any other provisions of the Charter of the Corporation that provide for a greater or lesser number of votes per share or limit or deny voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders, subject to the provisions of Article 6, Section F of the Charter. A majority of the total votes cast for and against a nominee for Director (after giving due effect to the provisions of Article 6, Section F of the Charter) at a meeting of stockholders duly called and at which a quorum is present shall be required to elect such nominee for Director; provided, however, that Directors shall be elected by a plurality of the votes cast at a meeting of stockholders for which the Board of Directors determines that the number of nominees for Director exceeds the number of Directors to be elected as of the record date for such meeting of stockholders. Each share may be voted (after giving due effect to the provisions of Article 6, Section F of the Charter) for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast (after giving due effect to the provisions of Article 6, Section F of the Charter) at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or the Charter of the Corporation for a specific action.

(b) Proxies. A holder of record of shares of stock of the Corporation may cast votes in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. A stockholder may authorize another person to act as proxy by signing a writing authorizing such person to act as proxy. Signing may be accomplished by the stockholder or the stockholder’s authorized agent signing the writing or causing the stockholder’s signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may also authorize another person to act as proxy by transmitting or authorizing the transmission of a facsimile or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy. A proxy may be made irrevocable if the proxy so states, but only for so long as it is coupled with an interest.

Section 1.07. Conduct of Business.

(a) Conduct of Meeting. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting. In the absence of such appointment or appointed individual, the Chief Executive Officer or, in the case of a vacancy in the office or the absence of the Chief Executive Officer, the Chairman of the Board or, in the case of a vacancy in the office or the absence of the Chairman of the Board, one of the following officers present at the meeting in the order of their rank: the President, the Secretary, and the Chief Financial Officer/Treasurer, shall serve as chairman of the meeting. The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and an Assistant Secretary, a person appointed by the Board of Directors or the chairman of the meeting shall act as secretary of the meeting. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary, or in the absence of Assistant Secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting.

(b) Order of Business; Rules and Regulations. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation: (i) restricting admission to the time set for the commencement of the meeting; (ii) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (iii) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (iv) limiting the time allotted to questions or comments; (v) determining when and for how long the polls should be opened and when the polls should be closed; (vi) maintaining order and security at the meeting; (vii) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (viii) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (ix) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders are not required to be held in accordance with Roberts Rules of Order or other rules of parliamentary procedure.

Section 1.08. Conduct of Voting.

(a) Inspectors of Election. The Board of Directors shall appoint one or more persons as inspectors of election, to act at the meeting or any adjournment thereof and make a written report thereof, in accordance with these Bylaws and applicable law. If an inspector or inspectors are not appointed, the chairman of the meeting shall appoint one or more inspectors. If a person who has been appointed as an inspector fails to appear or act, the Board of Directors or the chairman of the meeting may fill the vacancy. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the qualifications of voters, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

(b) Manner of Voting. All voting, except where otherwise required by applicable law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the Board of Directors or the chairman of the meeting. No candidate for election as a Director at a meeting shall serve as an inspector at such meeting.

(c) Voting by Certain Holders. Stock of the Corporation registered in the name of a corporation, limited liability company, partnership, trust or other entity, if entitled to be voted, may be voted by the President or a Vice-President, a managing member, a manager, a general partner or a trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any trustee or other fiduciary, in such capacity, may vote stock registered in such trustee’s or fiduciary’s name, either in person or by proxy.

(d) Stock Owned by the Corporation. Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

Section 1.09. Stockholder Nominations of Directors and Proposals.

(a) Nominations and Proposals for Annual Meetings of Stockholders.

(1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the Corporation’s notice of meeting; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 1.09(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the requirements of this Section 1.09(a).

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 1.09, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 1.09(a)(2) and shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Chicago, Illinois Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Chicago, Illinois Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (i) as to each individual whom the stockholder proposes to nominate for election or reelection as a Director, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of stock of the Corporation that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition and (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom; (iii) as to the stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all shares of stock of the Corporation which are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person; (iv) as to the stockholder giving the notice and any Stockholder Associated Person covered by clauses (ii) or (iii) of this paragraph (2) of this Section 1.09(a), the name and address of such stockholder, as they appear on the Corporation’s stock ledger and current name and address, if different, and of such Stockholder Associated Person; and (v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a Director or the proposal of other business on the date of such stockholder’s notice.

(3) Notwithstanding anything in this Section 1.09(a) to the contrary, in the event the Board of Directors increases or decreases the maximum or minimum number of Directors in accordance with these Bylaws, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of mailing of the notice of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.09(a) shall also be considered timely, but only with respect to nominees for such newly created Directorships for which the term of office will expire at the next annual meeting, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Chicago, Illinois Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

(4) For purposes of this Section 1.09, “Stockholder Associated Person” of any stockholder shall mean: (i) any person (I) controlling, directly or indirectly, (II) “acting in concert” (as defined in 12 C.F.R. § 225.41(b)(2) or 12 C.F.R. § 5.50(d)(2)) with, (III) who is a member of a “group” (as that term is used in Section 13(d)(3) of the Exchange Act) with, or (IV) who is a “participant” (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in any solicitation of proxies with, such stockholder; or (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder.

(b) Nominations and Proposals for Special Meetings of Stockholders.

(1) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

(2) Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected: (i) pursuant to the Corporation’s notice of meeting; (ii) by or at the direction of the Board of Directors; or (iii) provided that the Board of Directors has determined that Directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in Section 1.09(a) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures and other requirements set forth in this Section 1.09.

(3) In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a Director as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 1.09(a)(2) shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Chicago, Illinois Time on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(c) Additional Requirements for Stockholder Nominations and Proposals.

(1) Upon written request by the Secretary or the Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a Director or any proposal for other business at a meeting of stockholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 1.09. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 1.09.

(2) Only such individuals who are nominated in accordance with this Section 1.09 shall be eligible for election by stockholders as Directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 1.09. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 1.09.

(3) For purposes of this Section 1.09, (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of Directors and (b) “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

(4) Notwithstanding the foregoing provisions of this Section 1.09, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.09. Nothing in this Section 1.09 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 1.10. Participation via Conference Communications. The Board of Directors may, but shall not be obligated to, allow stockholders to participate in any annual or special meeting of stockholders by means of a conference telephone or other communications equipment to the fullest extent permitted by the MGCL.

Section 1.11. Place of Meetings. All meetings of stockholders shall be held at the place determined by the Board of Directors, and if the Board of Directors determines to hold a meeting solely by remote communication, the meeting need not be held at any place.

Section 1.12. Informal Action by Stockholders. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of the stockholders’ meetings a unanimous consent in writing or by electronic transmission which sets forth the action and is given by each stockholder entitled to vote on the matter and a waiver in writing or by electronic transmission of any right to dissent given by each stockholder entitled to notice of the meeting but not entitled to vote at the meeting.

Article 2. Board of Directors

Section 2.01. General Powers, Number, Tenure and Qualifications.

(a) General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. The Board of Directors may, to the fullest extent permitted by the Charter of the Corporation, the MGCL and any other applicable law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. Without limiting the generality of the foregoing, the Board of Directors shall have the unqualified power: (i) to authorize dividends and other distributions from time to time in accordance with law; (ii) to purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine; (iii) to authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith; (iv) to remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being; (v) to confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents; (vi) to adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for Directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; (vii) to adopt from time to time such insurance, retirement, and other benefit plans for Directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and (viii) to adopt from time to time regulations or policies, not inconsistent with these Bylaws, for the management of the Corporation’s business and affairs.

(b) Number of Directors. The Board of Directors may alter the number of Directors provided in the Charter at any time by establishing, increasing or decreasing the number of Directors pursuant to a resolution approved by a majority of the Whole Board (rounded up to the nearest whole number), provided that the number of Directors shall never be less than the minimum number of Directors required by the MGCL, and provided further that the tenure of office of a Director shall not be shortened by any increase or decrease in the number of Directors. The tenure of office of any Director elected to fill a vacancy arising from an increase in the number of Directors shall be determined as provided in Section 2.03.

(c) Tenure of Office. At the 2026 annual meeting of stockholders, each of the successors to the Directors whose terms expire at the 2026 annual meeting of stockholders shall be elected to serve until the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualify.  At the 2027 annual meeting of stockholders, each of the successors to the Directors whose terms expire at the 2027 annual meeting of stockholders shall be elected to serve until the 2028 annual meeting of stockholders and until their respective successors are duly elected and qualify.  Beginning with the 2028 annual meeting of stockholders, all Directors shall be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.

(d) Qualifications; Age Limit. Each Director shall be a stockholder of the Corporation. No person more than 75 years of age shall be eligible for election, reelection, appointment, or reappointment to the Board of the Corporation, but upon attaining age 75, a Director may serve for the remainder of the full term for which he or she was elected or chosen and shall hold office until his or her successor shall have been duly elected and qualified.

Section 2.02. Chairman of the Board. The Board of Directors shall annually elect a Chairman of the Board from among its members. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have such other duties as are provided in these Bylaws and as from time to time may be assigned by the Board of Directors. In the absence of the Chairman of the Board or if one is not elected, the Board of Directors shall designate another Director to perform such duties and functions.

Section 2.03. Vacancies, Including Newly Created Directorships. Except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any and all vacancies on the Board of Directors, however arising, including, without limitation, vacancies arising from the death, resignation, removal or disqualification of one or more Directors and from newly created or established Directorships, may be filled only by Board of Directors pursuant to a resolution approved by a majority of the remaining Directors then in office, even if the remaining Directors do not constitute a quorum, and any Director elected to fill a vacancy shall serve for the remainder of the full term of the directorship and any applicable class in which such vacancy occurred. No decrease in the number of Directors constituting the Board of Directors shall shorten the tenure of any Director then in office. If for any reason any or all the Directors cease to be Directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining Directors hereunder (even if fewer than the minimum number of Directors required by the MGCL remain in office).

Section 2.04. Removal; Resignation. A Director may be removed only in accordance with the provisions of the Charter of the Corporation. Any Director may resign at any time by delivering his or her resignation to the Board of Directors, the Chairman of the Board or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 2.05. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all Directors. A written notice of each regular meeting of the Board of Directors shall not be required.

Section 2.06. Special Meetings.

(a) Calling of Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, by the Chief Executive Officer, or by one-third (1/3) of the Directors then in office (rounded up to the nearest whole number), and shall be held at such place, on such date, and at such time as the Board of Directors or the person calling the meeting shall fix.

(b) Notice of Special Meetings. Notice of the place, date, and time of each such special meeting of the Board of directors shall be given to each Director who has not waived notice, except that the Board of Directors may adopt a resolution setting the place, date and time for holding one or more special meetings without giving notice other than such resolution. In the absence of such a resolution, notice of any special meeting of the Board of Directors shall be given by telephone, electronic mail, facsimile transmission, United States mail, personal delivery or courier to each Director at his or her business or residence address and/or telephone or facsimile number. The notice shall inform the recipient of the purpose and general business to be transacted at the special meeting.

(c) Time of Notice. Notice of a special meeting of the Board of Directors given by telephone, electronic mail or facsimile transmission or personal delivery shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. It shall not be necessary to give notice of any special meeting to any Director who attends the meeting except when a Director attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened, or to any Director who, in a writing executed and filed with the records of the meeting either before or after the meeting, waives such notice.

(d) When Notice is Deemed Given. Notice of a special meeting of the Board of Directors shall be deemed to be given: (i) by telephone, when the Director or his or her agent is personally given such notice in a telephone call to which the Director or his or her agent is a party; (ii) by electronic mail notice, upon transmission of the message to the electronic mail address given to the Corporation by the Director; (iii) by facsimile transmission, upon completion of the transmission of the message to the number given to the Corporation by the Director and receipt of a completed answer-back indicating receipt; (iv) by United States mail, when deposited in the United States mail properly addressed, with postage thereon prepaid; and (v) by courier, when deposited with or delivered to a courier properly addressed to the intended recipient.

Section 2.07. Quorum. A majority of the Directors then in office shall constitute a quorum for all purposes, provided that if there is only one Director, the one Director will constitute a quorum, and if there are two or three Directors, two Directors shall constitute quorum. If a quorum shall fail to be present at any meeting, a majority of the Directors present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof other than an announcement made prior to or at the time of adjournment. The Directors present at a meeting that has been duly called and convened but which has not been adjourned may continue to transact business until adjournment, notwithstanding the withdrawal of a sufficient number of Directors from the meeting to leave fewer than would be required to establish a quorum, and in such case, the action of the majority of Directors present shall constitute the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by the MGCL or other applicable law, the Charter of the Corporation or these Bylaws.

Section 2.08. Participation in Meetings by Conference Telephone. Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. A Director’s participation in a meeting by these means shall constitute his or her presence at the meeting.

Section 2.09. Conduct of Business; Board Action. At any regular or special meeting of the Board of Directors, business shall be transacted in such order and manner as the Chairman of the Board may from time to time determine. The action of a majority of the Directors at a meeting at which a quorum is present shall constitute the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by the MGCL or other applicable law, the Charter of the Corporation or these Bylaws.

Section 2.10. Action without a Meeting. Any action permitted or required to be taken at a meeting of the Board of Directors may be taken if a unanimous consent that sets forth the action is given in writing or by electronic transmission by each Director and filed in paper or electronic form with the minutes of the proceedings of the Board of Directors.

Section 2.11. Adjournment. Any regular of special meeting of the Board of Directors may be adjourned from time to time by the Chairman of the Board or by the Board of Directors pursuant to a resolution approved by a majority of the Directors present to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than an announcement made at or prior to the time of adjournment.

Section 2.12. Compensation of Directors. Pursuant to a resolution of the Board of Directors, the Corporation may compensate Directors for their services as Directors, including, without limitation, compensation for services as a member of the Board of Directors and as a member or the chairman of a committee of the Board of Directors, and may reimburse Directors for expenses incurred in performing such services as Directors, including expenses incurred in attending meetings of the Board of Directors and committees of the Board of Directors. Nothing in this Section 2.12 shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.13. Presumption of Assent. A Director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such Director: (a) announces his or her dissent to such action at the meeting, and (b) such dissent is (i) entered in the minutes of the meeting; (ii) filed in writing with the person acting as the secretary of the meeting before the meeting is adjourned; or (iii) forwarded in writing by such Director to the secretary of the meeting within 24 hours after the meeting is adjourned, by certified mail, return receipt requested, bearing a postmark from the United States Postal Service. A Director who votes in favor of an action or fails to make his or her dissent to such action known at the meeting at which such action is taken shall have no right to dissent to such action.

Section 2.14. Reliance upon Books, Reports and Records. In performing his or her duties, a Director shall be entitled to rely on any opinion, report or statement, including a financial statement of financial data, prepared or presented by: (a) an officer or employee of the Corporation whom the Director reasonably believes to be reliable and competent in the maters presented; (b) a lawyer, certified public accountant, appraiser, financial advisor, consultant, expert or other person as to a matter which the Director reasonably believes to be within such person’s professional or expert competence; or (c) a committee of the Board of Directors on which the Director does not serve as to a matter within its designated authority if the Director reasonably believes the committee to merit confidence. A Director who performs his or her duties in reliance on such an opinion, report or statement shall have immunities and protections to the fullest extent afforded by the MGCL and other applicable law.

Section 2.15. Ratification. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise may be ratified, before or after judgment, by the Board of Directors or by the stockholders and, if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 2.16. Emergency Provisions. Notwithstanding any other provision in the Charter of the Corporation or these Bylaws, this Section 2.16 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article 2 of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any Director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many Directors and by such means as may be feasible at the time, including publication, television or radio; and (iii) the number of Directors necessary to constitute a quorum shall be one-third of the Whole Board.

Article 3. Committees

Section 3.01. Committees of the Board of Directors.

(a) General Provisions. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, and such other committees as the Board of Directors deems necessary or desirable. The membership of the Audit Committee, the Compensation Committee and the Nominating Committee shall consist of independent directors to the extent required by the applicable rules of the Securities and Exchange Commission and the NASDAQ Stock Market. The Board of Directors may delegate to any committee so appointed any of the powers and authorities of the Board of Directors to the fullest extent permitted by the MGCL and any other applicable law.

(b) Composition. Each committee shall be composed of one or more Directors or any other number of members specified in these Bylaws. The Chairman of the Board may recommend committees, committee memberships, and committee chairmanships to the Board of Directors. The Board of Directors shall have the power at any time to establish committee charters, to appoint the chairman and the members of any committee, to change the membership of any committee, to fill all vacancies on committees, to designate alternate members to replace or act in the place of any absent or disqualified member of a committee, or to dissolve any committee.

(c) Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee, if appointed, shall consist of not less than three members who meet the applicable independence requirements referenced in Section 3.01(a), and shall have authority: (i) to review any nominations for election to the Board of Directors made by a stockholder of the Corporation pursuant to Section 1.09 of these Bylaws in order to determine compliance with such Bylaw provision; (ii) to recommend to the Board of Directors nominees for election to the Board of Directors to replace those Directors whose terms expire at the annual meeting of stockholders next ensuing; and (iii) to take such other actions as may be authorized or permitted pursuant to any resolution or committee charter approved by the Board of Directors. A member of the Corporate Governance and Nominating Committee who is proposed as a nominee for election to the Board of Directors shall not participate in any portion of a meeting of the Corporate Governance and Nominating Committee in which his or her nomination is discussed or voted upon.

(d) Issuance of Stock. If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number or the maximum aggregate offering price of shares to be issued, a committee of the Board of Directors, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors. Any committee so designated may exercise the power and authority of the Board of Directors if the resolution that designated the committee or a supplemental resolution of the Board of Directors shall so provide.

Section 3.02. Conduct of Business.

(a) Procedures. The chairman of each committee shall determine the procedural rules for meeting and conducting the business of the committee, except as otherwise required by these Bylaws, applicable law or a resolution of the Board of Directors.

(b) Quorum; Committee Action. A majority of the members of a committee shall constitute a quorum unless the committee shall consist of one or two members, in which case one member of the committee shall constitute a quorum. If a quorum is present, the action of the majority of committee members present shall constitute the action of the committee unless the concurrence of a greater proportion is required for such action by the MGCL or other applicable law, the Charter of the Corporation, these Bylaws or the Board of Directors.

(c) Committee Meetings. Regular meetings of committees shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors or the committee and publicized among all members of the committee. A written notice of a regular committee meeting shall not be required. The chairman of a committee or any two members of the committee (if there are at least two members of the committee) may call and fix the time and place of any special meeting of a committee. Notice of special meetings of a committee shall be given in the same manner as notice for special meetings of the Board of Directors.

(d) Participation in Committee Meetings by Conference Telephone. Members of a committee of the Board of Directors may participate in a meeting of the committee by means of conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. A Director’s participation in a meeting by these means shall constitute his or her presence at the meeting.

(e) Action without a Meeting. Any action that is required or permitted to be taken at any meeting of a committee may be taken without a meeting if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.

(f) Adjournment. Any regular or special meeting of a committee the Board of Directors may be adjourned from time to time by the chairman of the committee or a resolution approved by a majority of the members of the committee to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than an announcement made at or prior to the time of adjournment.

Article 4. Officers

Section 4.01. Generally.

(a) Offices; Election and Appointment. The officers of the Corporation shall include a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer/Treasurer, one or more Vice-Presidents, and such other officers as the Board may deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors, except that the Chief Executive Officer may from time to time appoint one or more Senior Vice-Presidents, Vice-Presidents, Assistant Vice-Presidents, Assistant Secretaries or Assistant Treasurers, in each case subject to the ratification of such appointments by the Board of Directors no less frequently than annually. Any two or more offices except President and Vice-President may be held by the same individual.

(b) Tenure. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided.

(c) Removal. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the Corporation and the person so removed. The Board of Directors may authorize any officer to remove subordinate officers.

(d) Resignation. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time as is required by any contract between the officer and the Corporation, or if no such contract exists, as is specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the officer and the Corporation.

(e) Interim Appointments; Vacancies. In the event of a vacancy in any office, the Board of Directors may fill such vacancy for the balance of the term. In the absence or incapacity of any officer, the Board of Directors may designate another person to fill such office on an acting basis.

(f) Powers and Duties. All officers shall each have such powers and duties as are specified in or assigned pursuant to this Article 4.

Section 4.02. Chief Executive Officer. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general supervisory power and authority over the policies and affairs of the Corporation, the management and oversight of the administration and operation of the Corporation’s business, and such other duties, powers and authorities as are provided in these Bylaws, or as are from time to time assigned by the Board of Directors, or as are usually incident to the office of Chief Executive Officer. The Chief Executive Officer shall also see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect, and shall preside over each meeting of the stockholders unless the Board of Directors has designated another person to perform such functions. The person who is Chief Executive Officer may also serve as the Chairman of the Board and/or the President.

Section 4.03. President. The President shall have such duties as are provided in these Bylaws or as are from time to time may be assigned by the Board of Directors or the Chief Executive Officer. In the absence of the Chief Executive Officer or if one is not elected, the President shall perform the duties and exercise the functions of the Chief Executive Officer unless the Board of Directors has designated another person to perform such duties and exercise such duties and functions.

Section 4.04. Secretary. The Secretary shall issue notices of meetings, shall keep the minutes of the Corporation, shall have charge of the seal and the corporate books, shall sign or countersign such instruments as require his or her signature, shall maintain and preserve the Charter and Bylaws of the Corporation and the proceedings of regular and special meetings of the stockholders and the Board of Directors, and shall have such other duties, powers and authorities as are provided in these Bylaws, or as are from time to time assigned by the Board of Directors or the Chief Executive Officer, or as are usually incident to the office of Secretary. The Secretary, when present, shall act as Secretary of each regular and special meeting of the Board of Directors and of the stockholders unless the Board of Directors or the Chief Executive Officer designates another person to perform such duties and functions.

Section 4.05. Chief Financial Officer/Treasurer. The Chief Financial Officer/Treasurer shall have charge of all monies and securities of the Corporation, other than monies and securities of any division of the Corporation which has a treasurer or chief financial officer appointed by the Board of Directors, and shall keep regular books of account. The Chief Financial Officer/Treasurer shall deposit the funds of the Corporation in the name of the Corporation with such banks or trust companies or other entities as the Board of Directors from time to time shall designate or otherwise approve. The Chief Financial Officer/Treasurer shall sign or countersign such instruments as require his or her signature, and shall have such other duties, powers and authorities as are provided in these Bylaws, or as are from time to time assigned by the Board of Directors or the Chief Executive Officer, or as are usually incident to the office of Chief Financial Officer/Treasurer.

Section 4.06. Vice-Presidents. The Corporation may have one or more classes of Vice-Presidents, including Executive Vice-Presidents, Senior Vice-Presidents, Vice-Presidents and Assistant Vice-Presidents. All Vice-Presidents shall have such duties as are provided in these Bylaws and as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.

Section 4.07. Other Officers. The Board of Directors may designate and fill such other offices in its discretion and the persons holding such other offices shall have such powers and shall perform such duties as the Board of Directors or Chief Executive Officer may from time to time assign.

Section 4.08. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chief Executive Officer, or any officer of the Corporation authorized by the Chief Executive Officer, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting or otherwise with respect to any action of stockholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other Corporation.

Article 5. Stock

Section 5.01. Certificates of Stock. Except as may be otherwise provided by the Board of Directors, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be signed by the officers of the Corporation in the manner permitted by the MGCL and contain the statements and information required by the MGCL. In the event that the Corporation issues shares of stock without certificates, the Corporation shall provide to record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.

Section 5.02. Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 5.06, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 5.03. Record Dates or Closing of Transfer Books. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than 10 days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than 20 days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least 10 days before the date of such meeting. If no record date is fixed and the stock transfer books are not closed for the determination of stockholders: (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Directors, declaring the dividend or allotment of rights, is adopted. When a determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been made as provided in this section, such determination shall continue to apply to the meeting if adjourned or postponed, except when the determination has been made through the closing of the transfer books and the stated period of closing has expired, or when the meeting is adjourned or postponed to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

Section 5.04. Stock Ledger. The Corporation shall maintain a stock ledger that contains the name and address of each stockholder and the number of shares of stock of each class that the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock or, if none, at the principal executive offices of the Corporation.

Section 5.05. Certification of Beneficial Owners. The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of a certification that complies with the procedure adopted by the Board of Directors in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

Section 5.06. Lost Stock Certificates. The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one that is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation. Any officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Directors may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 5.07. Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

Article 6. Finance

Section 6.01. Checks, Drafts and Other Instruments. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall be signed by such officer of the Corporation as shall from time to time be determined by the Board of Directors. In the absence of such a determination by the Board of Directors, all such checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, of the Corporation shall be signed by any two of the following officers: the Chief Executive Officer, the President, the Chief Financial Officer/Treasurer, or an Assistant Treasurer.

Section 6.02. Annual Statement of Affairs. The Chief Executive Officer or the Chief Financial Officer/Treasurer shall prepare annually a full and correct statement of the affairs of the Corporation, which shall include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders, and within 20 days after the meeting, placed on file at the Corporation’s principal office.

Section 6.03. Fiscal Year. The fiscal year of the Corporation shall be the 12 calendar month period ending on December 31st of each year.

Section 6.04. Dividends. Distributions upon the stock of the Corporation, including dividends, may be authorized by the Board of Directors and may be paid in money, property or stock, subject to the provisions of the MGCL, any other applicable law and the Charter of the Corporation. If a stock dividend or stock split is not considered a distribution under the MGCL, it may be authorized by the Board of Directors in accordance with the provisions of the MGCL.

Section 6.05. Loans. No loans constituting borrowed money shall be contracted on behalf of the Corporation and no evidence of indebtedness for borrowed money shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

Section 6.06. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of depositories as the Board of Directors may designate or approve.

Article 7. Miscellaneous

Section 7.01. Principal Office. The principal office of the Corporation in the State of Maryland shall be located at such place as the Board of Directors may designate.

Section 7.02. Additional Offices. The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require. The principal executive office of the Corporation shall be 15 W 060 North Frontage Road, Burr Ridge, Illinois 60527, unless the Board of Directors designates a different principal executive office.

Section 7.03. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 7.04. Corporate Seal. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Maryland.” The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

Section 7.05. Notices.

(a) Notices to the Corporation. All notices required to be given to the Corporation shall be given as provided in these Bylaws or as required by applicable law. If applicable law or these Bylaws do not specify the manner of giving notice to the Corporation in a specific situation, such notice shall be in writing and shall sent by United States mail, personal delivery or private courier to the Corporation at its principal executive office, in each case addressed to the Chief Executive Officer and the Secretary of the Corporation. Unless these Bylaws or applicable law require otherwise, notices given to the Corporation by personal delivery, private courier or United States mail and addressed in the manner specified above shall be effective only upon actual receipt by the Corporation, and notices given to the Corporation by telephone, facsimile transmission, electronic mail or any other means shall be ineffective, whether or not actually received by the Corporation.

(b) Other Notices. All notices required to be given to any stockholder, director, officer, employee or agent of the Corporation may be effectively given by personal delivery, private courier or United States mail unless a different manner of notice is required by these Bylaws, the MGCL, any other applicable law or contract. The Corporation may also effectively give notice to a stockholder, director, officer, employee or agent of the Corporation by electronic mail or facsimile transmission provided that promptly after the transmission of such notice the Corporation sends a paper copy of such notice to the recipient by personal delivery, private courier or United States mail. All notices to any stockholder, director, officer, employee or agent shall be addressed to him, her or it at his, her or its last known address as the same appears on the books of the Corporation. All notices sent to any such stockholder, director, officer, employee or agent shall be deemed to be given if sent: (i) by personal delivery when personally delivered to the intended recipient; (ii) by United States mail, when deposited in the United States mail, properly addressed to the intended recipient, with postage thereon prepaid; (iii) by courier, when deposited with or delivered to a courier properly addressed to the intended recipient; (iv) by electronic mail, upon transmission of the message to the electronic mail address given by the intended recipient to the Corporation or appearing on its books and records, provided that a documentary copy of such notice is also sent to the recipient as provided herein; and (v) by facsimile transmission, upon completion of the transmission of the message to the number given by the intended recipient to the Corporation or appearing on its books and records and receipt of a completed answer-back indicating receipt, provided that a documentary copy of such notice is also sent to the recipient as provided herein.

Section 7.06. Waiver of Notice. A waiver in writing or by electronic transmission of any notice, given by the corporation or a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to the Corporation or such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 7.07. Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 7.08. Control Share Acquisition Opt-out. Notwithstanding any other provision of the Charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the MGCL (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, shall, to the extent provided by any successor Bylaw, apply to any prior or subsequent control share acquisition.

Article 8. Amendments

The Board of Directors is vested with the power to adopt, amend, alter or repeal any provision of these Bylaws.  Pursuant to a proposal that is submitted to the stockholders for approval at a duly called annual or special meeting of stockholders in accordance with Section 1.02 or 1.09 of Article 1 of these Bylaws, and is otherwise in compliance with applicable law, the stockholders may amend, alter or repeal any provision of the Bylaws and adopt new provisions of the Bylaws, provided that any such amendment, alteration, repeal or adoption is approved by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter.

Article 9. Exclusive Forum for Certain Litigation

Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of any duty owed by any Director or officer or other employee of the Corporation to the Corporation or to the stockholders of the Corporation, (c) any action asserting a claim against the Corporation or any Director or officer or other employee of the Corporation arising pursuant to any provision of the MGCL, the Charter of the Corporation or these Bylaws, or (d) any action asserting a claim against the Corporation or any Director or officer or other employee of the Corporation that is governed by the internal affairs doctrine.